CILCORP INC. AND SUBSIDIARIES
CONSOLIDATING BALANCE SHEET
DECEMBER 31, 1995
(Thousands of Dollars)

                                             CIM      CVI                     CONSOL.  TOTAL     CILCO       CONSOL.    CILCORP
                                             CONSOL.  CONSOL. ESE     CILCORP ADJUST.  NONUTIL   CONSOL.    ADJUST.     CONSOL.
Current Assets                                    128  3,806  41,818   27,469  (27,186)   46,035    147,168     (7,710)   185,493
Investment in CILCO                                                   326,480            326,480              (326,480)         0
Investment in CIM                                                       8,038   (8,038)        0                                0
Investment in CVI                                                         959     (959)        0                                0
Investment in ESE                                                      53,209  (53,209)        0                                0
Investments and Other Property                130,231    550           20,128  (19,999)  130,910      4,149       (602)   134,457
Property, Plant and Equipment                                 21,961      806        7    22,774    887,747               910,521
Other Assets                                       63         24,173      262             24,498     20,927        175     45,600
  Total Assets                                130,422  4,356  87,952  437,351 (109,384)  550,697  1,059,991   (334,617) 1,276,071


Current Liabilities                            23,537  3,363  12,618   33,155  (27,177)   45,496    105,783     (8,237)   143,042
Long-Term Debt                                  3,435         20,281   42,000  (20,000)   45,716    298,397               344,113
Deferred Credits                               95,412     36   1,844      215             97,507    263,215         96    360,818
Preferred Stock                                                                                0     66,120                66,120
Common Stock                                    5,723  2,185  52,350  179,330  (60,258)  179,330    185,661   (185,661)   179,330
Retained Earnings                               2,315 (1,228)    859  182,651   (1,949)  182,648    140,815   (140,815)   182,648
  Total Liabilities and Stockholder's Equity  130,422  4,356  87,952  437,351 (109,384)  550,697  1,059,991   (334,617) 1,276,071

CILCORP INVESTMENT MANAGEMENT INC. AND SUBSIDIARIES
CONSOLIDATING BALANCE SHEET
DECEMBER 31, 1995
(Thousands of Dollars)

                                                       CLM    CIM ENE CIM      CIM AIR  CONSOL.   CIM
                                              CIM      CONSOL INV     LEASING  LEASING  ADJUSTMEN CONSOLIDATED
Current Assets                                 20,862     31                             (20,765)       128
Investment in CLM                               2,366                                     (2,366)         0
Investment in CIM ENERGY                         (805)                                       805          0
Investment in CIM LEASING                       4,924                                     (4,924)         0
Investment in CIM AIR LEASING                   2,134                                     (2,134)         0
Investments and Other Property                  1,500 92,108   1,591   21,803   13,230        (1)   130,231
Other Assets                                       62                                          1         63
  Total Assets                                 31,043 92,139   1,591   21,803   13,230   (29,384)   130,422


Current Liabilities                            21,921 15,226   1,633    3,875    1,646   (20,764)    23,537
Long-Term Debt                                         3,435                                          3,435
Deferred Taxes                                  1,084 71,112     762   13,004    9,450               95,412
Common Stock                                    5,723    730       1        1        1      (733)     5,723
Retained Earnings                               2,315  1,636    (805)   4,923    2,133    (7,887)     2,315
  Total Liabilities and Stockholder's Equity   31,043 92,139   1,591   21,803   13,230   (29,384)   130,422

CILCORP LEASE MANAGEMENT INC. AND SUBSIDIARIES
CONSOLIDATING BALANCE SHEET
DECEMBER 31, 1995
(Thousands of Dollars)

                                                                              CONSOL.   CLM
                                             CLM      CLM 4  CLM 6   CLM 7 & 8ADJUSTMEN CONSOLIDATED
Current Assets                                     31                                         31
Investment in CLM 4                             1,479 17,670                    (1,479)   17,670
Investment in CLM 6                             2,890         32,274            (2,890)   32,274
Investment in CLM 7 & 8                         1,365                  19,852   (1,365)   19,852
Investments and Other Property                 22,312                                     22,312
Other Assets                                   15,721                          (15,721)        0
  Total Assets                                 43,798 17,670  32,274   19,852  (21,455)   92,139


Current Liabilities                            14,381  7,304  10,048     (786) (15,721)   15,226
Long-Term Debt                                  3,435                                      3,435
Deferred Taxes                                 23,616  8,887  19,336   19,273             71,112
Preferred Stock                                                                                0
Common Stock                                      730      1       1        2       (4)      730
Retained Earnings                               1,636  1,478   2,889    1,363   (5,730)    1,636
  Total Liabilities and Stockholder's Equity   43,798 17,670  32,274   19,852  (21,455)   92,139

CILCORP INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF INCOME
FOR YEAR ENDED DECEMBER 31, 1995
(Thousands of Dollars Except Per Share Amounts)

                                                       CIM    CVI              CONSOL.  TOTAL    CILCO       CONSOL.    CILCORP
                                             CILCORP   CONSOL CONSOL. ESE      ADJUST. NONUTIL   CONSOL.    ADJUST.     CONSOL.
Revenue
  Electric                                                                                     0    326,198               326,198
  Gas                                                                                          0    151,546               151,546
  Environmental and Engineering Services                              127,530            127,530                          127,530
  Other Businesses                                 25  6,759   2,193                       8,977                   489      9,466
    Total                                          25  6,759   2,193  127,530        0   136,507    477,744        489    614,740

Operating Expenses
  Fuel for Generation and Purchased Power                                                      0    106,588               106,588
  Gas Purchased for Resale                                                                     0     68,948                68,948
  Other Operations and Maintenance               (988)   510   1,958  118,328    1,656   121,464    125,557     (3,978)   243,043
  Depreciation and Amortization                   182     20       1    5,646              5,849     56,765        712     63,326
  Taxes, Other than Income Taxes                  175     13              693                881     33,071      3,758     37,710
    Total                                        (631)   543   1,959  124,667    1,656   128,194    390,929        492    519,615
Fixed Charges and Other
  Interest Expense                              5,616  2,228            1,902   (3,506)    6,240     23,621                29,861
  Preferred Stock Dividends of Subsidiary                                                      0      3,299                 3,299
  Allowance for Funds Used During Construction                                                 0       (514)                 (514)
  Other                                                                                        0     (1,958)     2,581        623
    Total                                       5,616  2,228       0    1,902   (3,506)    6,240     24,448      2,581     33,269
Income Before Income Taxes                     (4,960) 3,988     234      961    1,850     2,073     62,367     (2,584)    61,856
Income Taxes                                   (1,965) 1,868      (9)     847                741     23,267       (734)    23,274
  Net Income Available for Common Stockholder  (2,995) 2,120     243      114    1,850     1,332     39,100     (1,850)    38,582

Average Common Shares Outstanding (000)                                                                                    13,147
Total Net Income per Average Common share                                                                                    2.93
Dividends Per Common Share                                                                                                   2.46

CILCORP INVESTMENT MANAGEMENT INC. AND SUBSIDIARIES
CONSOLIDATING INCOME STATEMENT
For the Year Ended December 31, 1995
(Thousands of Dollars)
                                                      CLM    CIM ENERCIM      CIM AIR  CONSOL.   CIM
                                             CIM      CONSOL.INV     LEASING  LEASING  ADJUSTMENTCONSOLIDATED
Revenue
  Leveraged Lease Income                               3,420            1,185    1,619                6,224
  Interest Income                               1,560     41                              (1,601)         0
  Other Income                                           510      25                                    535
    Total Revenue                               1,560  3,971      25    1,185    1,619    (1,601)     6,759

Expenses
  Operating Expenses                              381    149                                            530
  Taxes, Other than Income Taxes                    6              7                                     13
  Interest Expense                              1,425  1,829     153      220      202    (1,601)     2,228
    Total Expenses                              1,812  1,978     160      220      202    (1,601)     2,771

Income Before Income Taxes                       (252) 1,993    (135)     965    1,417         0      3,988
Income Taxes                                     (130) 1,153     (56)     338      563                1,868
Net Income Including Minority Interest           (122)   840     (79)     627      854         0      2,120
Minority Interest                                          0                                              0
Net Income                                       (122)   840     (79)     627      854         0      2,120

CILCORP LEASE MANAGEMENT INC. AND SUBSIDIARIES
CONSOLIDATING INCOME STATEMENT
For the Year Ended December 31, 1995
(Thousands of Dollars)

                                                                              CONSOL.  CLM
                                             CLM      CLM 4  CLM 6   CLM 7 & 8ADJUSTMENCONSOLIDATED
Revenue
  Leveraged Lease Income                               1,220   1,942      258              3,420
  Interest Income                               1,278                           (1,237)       41
  Other Income                                    510                                        510
    Total Revenue                               1,788  1,220   1,942      258   (1,237)    3,971

Expenses
  Operating Expenses                              113     21       2       13                149
  Interest Expense                              1,829    552     782      (54)  (1,280)    1,829
    Total Expenses                              1,942    573     784      (41)  (1,280)    1,978

Income Before Income Taxes                       (154)   647   1,158      299       43     1,993
Income Taxes                                      327    255     455      116              1,153
Net Income Including Minority Interest           (481)   392     703      183       43       840
Minority Interest                                   0                                          0
Net Income                                       (481)   392     703      183       43       840